UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2006

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

New Jersey	001-09120	22-2625848
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 Park Plaza, P.O. Box 1171

Newark, New Jersey 07101-1171

(Address of principal executive offices) (Zip Code)

973-430-7000

(Registrant's telephone number, including area code)

http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant

The Named Fiduciary for Public Service Enterprise Group Incorporated (“PSEG”) Thrift and Tax-Deferred Savings Plan and the PSEG Employee Savings Plan (the “PSEG Plans”) has engaged Kronick Kalada Berdy & Co. as Independent Registered Public Accountants to audit the financial statements of the PSEG Plans for the 2005 fiscal year. The date of their appointment as Independent Registered Public Accountants was March 24, 2006. The PSEG Plans file Annual Reports on Form 11-K with the Securities and Exchange Commission.

For years prior to 2005, Deloitte & Touche LLP had audited the financial statement for the PSEG Plans. The decision to change to another accounting firm for the PSEG Plans was made in anticipation of the pending merger between PSEG and Exelon Corporation.

Prior to this change, there were no disagreements between Deloitte & Touche LLP and PSEG or the PSEG Plans’ Named Fiduciary regarding any matter of accounting principles, financial statement disclosure or auditing scope or procedure related to the PSEG Plans. The reports of Deloitte & Touche LLP for the years ended December 31, 2004 and 2003 for each of the PSEG Plans did not contain an adverse or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

Also, prior to this change, there was no consultation between Kronick Kalada Berdy & Co. and PSEG or the Named Fiduciary of the PSEG Plans regarding any matter related to the financial statements of the PSEG Plans.

PSEG provided both Deloitte & Touche LLP and Kronick Kalada Berdy & Co. with this Form 8-K prior to filing it with the Securities and Exchange Commission. PSEG requested that Deloitte & Touche LLP provide a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements. A copy of the letter from Deloitte & Touche LLP, dated March 30, 2006, is furnished as Exhibit 16 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit 16	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated March 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature of the undersigned company shall be deemed to relate only to matters having reference to such company and any subsidiaries thereof.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED (Registrant)

By:	/s/ Patricia A. Rado
Patricia A. Rado Vice President and Controller (Principal Accounting Officer)

Date: March 30, 2006